Exhibit 99.1

CONFIDENTIAL INFORMATION

Liquidia Corporation Announces Updates to Operations Leadership

MORRISVILLE, N.C., January 19, 2024 – Liquidia Corporation (NASDAQ: LQDA) (Liquidia or the Company) announced today updates and promotions to its operations leadership in advance of the potential approval and launch of YUTREPIA™ (treprostinil) inhalation powder. Michael Kaseta, Chief Financial Officer (CFO), has added the role of Chief Operating Officer (COO) to his responsibilities effective on January 15, 2023. In his expanded role as COO/CFO, Mr. Kaseta will be responsible for several key areas in addition to finance, including human resources, information technology, quality, manufacturing, and business strategy. In connection with this change, Michael Hunter was also promoted to Senior Vice President of Manufacturing Operations, where he will manage all day-to-day manufacturing and supply chain operations internally and externally. Simultaneously, former Chief Operations Officer, Robert Lippe, will transition out of the Company over a three-month period.

Dr. Roger Jeffs, Chief Executive Officer, said: “I am delighted to announce these promotions. Michael Kaseta’s financial and operational oversight will further solidify our capabilities as we rapidly become a more fulsome commercial enterprise upon the potential launch of YUTREPIA. Michael Hunter’s promotion not only signifies our commitment to fostering talent and promoting from within, but also recognizes his contribution over the last 17 years to making PRINT Technology a commercially-attractive manufacturing platform.”

About YUTREPIA™(treprostinil) inhalation powder

YUTREPIA is an investigational, inhaled dry powder formulation of treprostinil delivered through a convenient, low-resistance, palm-sized device. On November 5, 2021, the FDA issued a tentative approval for YUTREPIA for the treatment of pulmonary arterial hypertension (PAH) to improve exercise ability in adult patients with New York Heart Association (NYHA) Functional Class II-III symptoms. In July 2023, Liquidia filed an amendment to its New Drug Application for YUTREPIA, seeking to add PH-ILD to the label. The FDA has set a Prescription Drug User Fee Act (PDUFA) goal date of January 24, 2024 for the amendment. Previously, the FDA has confirmed that YUTREPIA may add the treatment of PH-ILD to the label for YUTREPIA without additional clinical studies. YUTREPIA was designed using Liquidia’s PRINT® technology, which enables the development of drug particles that are precise and uniform in size, shape, and composition, and that are engineered for enhanced deposition in the lung following oral inhalation. Liquidia has completed INSPIRE, or Investigation of the Safety and Pharmacology of Dry Powder Inhalation of Treprostinil, an open-label, multi-center phase 3 clinical study of YUTREPIA in patients diagnosed with PAH who are naïve to inhaled treprostinil or who are transitioning from Tyvaso® (nebulized treprostinil). YUTREPIA was previously referred to as LIQ861 in investigational studies.

About Liquidia Corporation

Liquidia Corporation is a biopharmaceutical company focused on the development and commercialization of products in pulmonary hypertension and other applications of its PRINT® Technology. The Company operates through its two wholly owned subsidiaries, Liquidia Technologies, Inc. (Liquidia Technologies) and Liquidia PAH, LLC (Liquidia PAH). Liquidia Technologies has developed YUTREPIA™ (treprostinil) inhalation powder for the treatment of PAH and PH-ILD. Liquidia Technologies is also developing L606, an investigational liposomal formulation of treprostinil administered twice-daily with a short-duration next-generation nebulizer, for use in North America. Liquidia PAH provides for the commercialization of pharmaceutical products to treat pulmonary disease, such as generic Treprostinil Injection. For more information, please visit www.liquidia.com.

Cautionary Statements Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding our future results of operations and financial position, our strategic and financial initiatives, our business strategy and plans and our objectives for future operations, are forward-looking statements. Such forward-looking statements, including statements regarding clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related submission contents and timelines, including the potential for final FDA approval of the NDA for YUTREPIA, the timeline or outcome related to patent litigation in the U.S. District Court for the District of Delaware or inter partes review proceedings conducted at the PTAB, including appeals of decisions in any such proceedings, the issuance of patents by the USPTO and our ability to execute on our strategic or financial initiatives, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. The favorable decisions of lower tribunals are not determinative of the outcome of the appeals of the decisions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the SEC, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Media & Investors:

Jason Adair

Chief Business Officer

919.328.4400

jason.adair@liquidia.com